Exhibit 23.6



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Vialog Corporation 1999 and 1996 Stock Option Plans of Genesys S.A. of our report dated October 6, 2000, with respect to the financial statements of Williams Conferencing, a carve-out entity of The Williams Companies, for the years ended December 31, 1998 and 1997 included in the Registration Statement on Form F-4 (No. 333-55392) of Genesys S.A. dated February 12, 2001, filed with the Securities and Exchange Commission.



May 1, 2001                                       /s/ Ernst & Young LLP